UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2016 (December 6, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2016, the Board of Directors (the (“Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) (NYSE: NWE) elected Tony Clark to the Board, effective immediately. Clark is a former Commissioner with the Federal Energy Regulatory Commission and former Chair and Commissioner of the North Dakota Public Service Commission. As previously announced, beginning January 3, 2017, he will become a Senior Advisor with Wilkinson Barker Knauer LLP, one of the largest law firms in the U.S. dedicated primarily to the practice of communications and energy law.

The press release announcing Mr. Clark’s appointment to the Board is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated December 6, 2016

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: December 8, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Press Release dated December 6, 2016

* filed herewith